Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268708 and 333-269066 on Form F-3 of our report dated April 28, 2023, relating to the consolidated financial statements of Euroseas Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 28, 2023